August 29, 2005



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	The Prudential Series Fund, Inc.
		(File No. 811-03623)




Ladies and Gentlemen:


Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended June 30, 2005.
The
enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure















This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the __th day of August, 2005.


The Prudential Series Fund, Inc.
File No. 811-03623


By:/s/ Jonathan D. Shain______  By:/s/ Carlos A. Santiago
Jonathan D. Shain		Carlos A. Santiago
Assistant Secretary		Witness